UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

Schedule 14C

(Rule 14c-101)

Schedule 14C Information

Information Statement pursuant to Section 14(c) of the

Securities Exchange Act of 1934

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☒	Preliminary information statement.

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☐	Definitive information statement.

FS SERIES TRUST

(Name of Registrant as Specified in Its Charter)

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April 8, 2021

Dear FS Multi-Strategy Alternatives Fund Investor:

As you know, we continually monitor and manage the sub-adviser and underlying managers of the FS Multi-Strategy Alternatives Fund (the “Fund”). A dedicated team of investment professionals evaluates the Sub-Advisers’ performance, portfolios, organizational structure, team composition, investment process and adherence to investment guidelines on an ongoing basis to ensure that the Fund’s Sub-Advisers maintain an overall investment approach that meets our risk and return objectives.

We typically allocate the assets of the Fund among a number of (i) asset managers (each, an “Underlying Manager” and together, the “Underlying Managers”) that directly manage a portion of Fund assets in alternative investment strategies, and (ii) alternative beta providers that offer the Fund exposure to the “beta” portion — or market-related portion — of the returns of particular investment strategies. The Underlying Managers are sub-advisers to the Fund. FS Fund Advisor, LLC (the “Adviser”), with the assistance of the Fund’s primary sub-adviser, Wilshire Associates Incorporated (“Wilshire” and together with the Underlying Managers, the “Sub-Advisers”), determines the allocation of the Fund’s assets.

Consistent with this rigorous approach, the Board of Trustees of FS Series Trust (the “Trust”) approved the appointment of Crabel Capital Management, LLC (“Crabel”) to serve as an Underlying Manager to the Fund, effective on or about January 22, 2021. The Board made this decision, based upon the Adviser and Wilshire’s recommendations, for portfolio construction-related reasons.

Additionally, the Board approved a new sub-advisory agreement with Wilshire as a result of the acquisition of Wilshire by C Capital Management LLC and Motive Partners (the “Acquisition”). The Acquisition resulted in a change of control of Wilshire which, under the Investment Company Act of 1940, as amended (the “1940 Act”), resulted in the “assignment” and automatic termination of the Fund’s then-current sub-advisory agreement with Wilshire. In anticipation of the Acquisition, and based upon the recommendation of the Adviser, the Board, including all of the Trustees who are not “interested persons” of the Fund, as that term is defined in the 1940 Act, approved a new sub-advisory agreement with Wilshire to take effect upon the Acquisition, so Wilshire could continue as the Fund’s sub-adviser.

Please take a moment to read the enclosed Information Statement that describes the changes discussed above. We believe that these changes are in the best interests of the Fund and its shareholders and assure you that we will continue to closely monitor the Sub-Advisers managing the Fund. If you have any questions about your investment in the Fund, please contact your financial advisor or call 1-877-628-8575.

Best regards,

/s/ Michael C. Forman

Michael C. Forman

Chief Executive Officer FS

Fund Advisor, LLC

201 Rouse Boulevard	Philadelphia, PA 19112	1-877-628-8575	www.fsinvestments.com

INFORMATION STATEMENT

FS SERIES TRUST

201 Rouse Boulevard, Philadelphia, PA 19112

FS MULTI-STRATEGY ALTERNATIVES FUND

This Information Statement is being provided to the shareholders of the FS Multi-Strategy Alternatives Fund (the “Fund”), a series of FS Series Trust, a Delaware statutory trust (the “Trust”), pursuant to the terms of an exemptive order (the “Order”) that the Trust has received from the U.S. Securities and Exchange Commission (“SEC”). The Order generally permits an investment adviser of a series of the Trust (i) to terminate an existing sub-adviser, (ii) engage a new sub-adviser to manage all or a portion of the assets of the series, (iii) enter into a new sub-advisory agreement and/or (iv) materially amend an existing sub-advisory agreement upon the approval of the Board of Trustees (the “Board” or the “Trustees”) of the Trust, without obtaining shareholder approval. We are NOT asking you for a proxy and you are requested NOT to send us a proxy.

This Information Statement will be available on the Trust’s website at www.fsinvestments.com/investments/funds/fs-multi-strategy-i until June 28, 2021. A paper or email copy of the Information Statement may be obtained, without charge, by contacting the Trust at 1-877-628-8575 or sending an e-mail to service@fsinvestments.com.

Shareholders of record at the close of business on March 19, 2021, are entitled to receive this Information Statement. A Notice of Availability of this Information Statement is being sent to shareholders of the Fund on or about April 8, 2021.

FS Fund Advisor, LLC and the Management Agreement

FS Fund Advisor, LLC (the “Adviser”) serves as the investment adviser for the Fund and is responsible for the day-to-day management of the Fund’s investment portfolio and furnishes continuous advice and recommendations concerning the Fund’s investments under an advisory agreement dated April 25, 2017, between the Trust and the Adviser (the “Management Agreement”). The Adviser provides general management services to the Fund, including overall supervisory responsibility for the general management and investment of the Fund’s assets. The Adviser also arranges for transfer agency, custody and all other non-distribution services necessary for the Fund to operate. The Board supervises the investment advisory services.

The Management Agreement permits the Adviser, subject to approval by the Board, to delegate to one or more sub-advisers and/or underlying managers any or all of its portfolio management responsibilities under the Management Agreement pursuant to a written agreement with each sub-adviser or underlying manager, subject to the Order.

The Adviser typically allocates the assets of the Fund among a number of (i) asset managers (each, an “Underlying Manager” and together, the “Underlying Managers”) that directly manage a portion of Fund assets in alternative investment strategies, and (ii) alternative beta providers that offer the Fund exposure to the “beta” portion — or market-related portion — of the returns of particular investment strategies. The Adviser, with the assistance of the Fund’s primary sub-adviser, Wilshire Associates Incorporated (“Wilshire”), determines the allocation of the Fund’s assets to the Underlying Managers. Chilton Investment Company, LLC (“Chilton”), MidOcean Credit Fund Management, L.P. (“MidOcean”) and Crabel Capital Management, LLC (“Crabel”) (as of January 22, 2021) currently serve as Underlying Managers of the Fund.

The Adviser has delegated substantially all of its portfolio management responsibilities for the Fund to Wilshire and the Underlying Managers (collectively, the “Sub-Advisers”). The Adviser remains responsible for supervision and oversight of the portfolio management services performed by the Sub-Advisers, including compliance with the Fund’s investment objectives and policies. The Board initially approved the Management Agreement at a meeting of the Board held on March 17, 2017. The Board most recently re-approved the Management Agreement and extended its term for a period of twelve months commencing December 31, 2020 at a meeting of the Board held on November 18, 2020. The Management Agreement was last submitted to a vote of the Fund’s shareholders on April 7, 2017, when the sole initial shareholder of the Fund approved the Management Agreement.

As compensation for its services and its assumption of certain expenses, the Fund pays the Adviser a management fee equal to 1.25% of the Fund’s average daily net assets. This fee is calculated daily and paid quarterly. The Adviser may voluntarily waive any portion of its advisory fee from time to time.

Information about the Adviser. The Adviser is an SEC registered investment adviser. The Adviser is an affiliate of FS Investments, a leading asset manager dedicated to helping individuals, financial professionals and institutions design better portfolios. The Adviser’s principal office is located at 201 Rouse Boulevard, Philadelphia, Pennsylvania 19112.

The list below shows each executive officer, director and certain other officers of the Adviser indicating position(s) held with the Adviser and other business, profession, vocation or employment of a substantial nature. The address of each individual is c/o FS Fund Advisor, LLC at the address noted above.

Name	Position(s) Held with the Adviser	Position(s) Held with the Fund	Other Substantial Business, Profession, Vocation or Employment
Michael C. Forman	Chairman and Chief Executive Officer	President and Trustee	Chairman and Chief Executive Officer, FS Investments
William Goebel	Managing Director and Chief Financial Officer	Chief Financial Officer	Managing Director, Finance and Administration; FS Investments
Stephen S. Sypherd	Managing Director and General Counsel	Vice President, Secretary and Treasurer	Managing Director, General Counsel and Secretary; FS Investments
James F. Volk	Managing Director, Fund Compliance	Chief Compliance Officer	Managing Director, Fund Compliance; FS Investments

Crabel Capital Management, LLC and the Crabel Agreement

The Crabel Agreement. At a meeting of the Board held on November 18, 2020 (the “November Meeting”), the Trustees, including a majority of the Trustees who are not “interested persons” of the Fund (as that term is defined in the Investment Company Act of 1940, as amended (the “1940 Act”)) (the “Independent Trustees”), voting separately, approved a new sub-advisory agreement (the “Crabel Agreement”) with respect to the Fund between the Adviser and Crabel. Under the Crabel Agreement, Crabel began managing a portion of the Fund’s assets on or about January 22, 2021. The Fund’s remaining assets are currently allocated between the Adviser, Chilton and MidOcean.

The Adviser and Wilshire recommended that the Board approve the Crabel Agreement based on their evaluation of Crabel’s reputation as a successful commodity trading advisory firm, the performance records of its investment strategies, the firm’s investment advisory operations and capabilities and the highly complementary nature of its investment strategy to the Fund’s other strategies.

The Crabel Agreement provides that Crabel shall, subject to the supervision and oversight of the Adviser, manage the investment and reinvestment of the portion of the Fund’s assets that the Adviser may allocate to Crabel (the “Allocated Portion”) in accordance with the investment strategies of the Fund. The Crabel Agreement provides that Crabel shall, in the name of the Fund, place orders for the execution of portfolio transactions for the Allocated Portion, when applicable, with or through brokers, dealers or other financial institutions. Crabel shall use its reasonable best efforts to seek to obtain best execution on all portfolio transactions in respect to the Allocated Portion and may, to the extent permissible by Section 28(e) of the Securities and Exchange Act of 1934, as amended, consider the financial responsibility, research and investment information, and other services provided by broker-dealers who may effect or be a party to any such transaction.

On occasions when Crabel deems the purchase or sale of a security to be in the best interest of the Fund as well as other clients of Crabel, Crabel may generally, but is not obligated to, aggregate the securities to be purchased or sold with other orders for other clients in order to obtain best execution, to the extent permitted by applicable law and applicable policies and procedures adopted by Crabel, as approved by the Board (the “Crabel Procedures”). In such an event, allocation of securities purchased or sold, as well as allocation of the fees and expenses incurred, will be made by Crabel consistent with the Crabel Procedures and in the manner it considers to be equitable and consistent with its fiduciary obligations to the Fund and to such other clients. On an annual basis, and at such time as the Adviser and Board may request, Crabel will provide a written report to the Adviser and the Board summarizing (i) the brokerage details with respect to transactions executed by Crabel for the Allocated Portion; (ii) the “soft dollar” arrangements that Crabel maintains with brokers or dealers that execute transactions for the Allocated Portion, if applicable; and (iii) the general types of research and other services provided to Crabel by a broker or dealer as a result, in whole or in part, of the direction of Fund transactions for the Allocated Portion to the broker or dealer, if applicable.

The Crabel Agreement provides that Crabel will exercise its best judgment and act in good faith in rendering services in accordance with the Crabel Agreement. The Crabel Agreement generally provides that, absent Crabel’s material breach of the Crabel Agreement or the willful misconduct, bad faith, gross negligence or reckless disregard of the obligations or duties under the Crabel Agreement on the part of Crabel, or its officers, directors, partners, agents, employees and controlling persons, Crabel will not be liable for any act or omission in the course of rendering services under the Crabel Agreement or for any losses that may be sustained in the purchase, holding or sale of any position. The Crabel Agreement also provides that the Adviser and the Fund will indemnify Crabel against certain liabilities and expenses, except that Crabel shall not be indemnified for any liability and expenses that result from Crabel’s willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of reckless disregard of its duties under the Crabel Agreement.

Generally, the Board or holders of a majority of outstanding voting securities of the Fund may terminate the Crabel Agreement without penalty at any time. The Adviser may terminate the Crabel Agreement upon 60 days’ written notice to Crabel. The Crabel Agreement terminates automatically in the event of an assignment as defined in the 1940 Act. The Crabel Agreement also may be terminated by Crabel upon 60 days’ written notice to the Adviser and automatically terminates upon termination of the Management Agreement. Additionally, the Crabel Agreement may be terminated, without the payment of any penalty, (i) by the Adviser immediately upon a material breach by Crabel of this Agreement, which is not cured pursuant to the terms of the Crabel Agreement or (ii) by Crabel, upon 10 days’ written notice to the Adviser, upon a change of strategy or the removal of Crabel’s strategy or a change in policies or procedures that would have a material effect on the services provided by Crabel.

The material terms of the Crabel Agreement are substantially similar to the terms of the Fund’s existing sub-advisory agreements with Chilton and MidOcean. Crabel receives fees from the Adviser for its services out of the fees that the Fund pays to the Adviser under the Management Agreement. The Fund pays no additional fees directly to Crabel. The Fund would have paid the same amount of management fees had the Crabel Agreement been in effect during the last fiscal year. Additionally, the services that the Adviser currently provides to the Fund will not change as a result of the Crabel Agreement.

Information about Crabel. Crabel is a SEC registered investment adviser and a Commodity Pool Operator and Commodity Trading Adviser registered with the Commodity Futures Trading Commission and National Futures Association. Crabel is an investment firm founded by Toby Crabel in February 1987. Crabel had approximately $6.3 billion in assets under management as of December 31, 2020. Crabel seeks to capture market     efficacy via tactical trading, across the globe, of futures and foreign exchange. Crabel’s principal office is located at 1050 Constellation Blvd, Suite 2650, Los Angeles, CA 90067.

Principal Executive Officers and Directors. Set forth below is a list of each executive officer and director of Crabel indicating position(s) held with Crabel and other business, profession, vocation or employment of a substantial nature. The address of each individual is c/o Crabel at the address noted above.

Name	Position(s) Held with Crabel	Other Substantial Business, Vocation or Employment
William H. Crabel	Chief Investment Officer and Chairman	None
Michael R. Pomada	Chief Executive Officer and President	None
Constance R. Wick	Chief Compliance Officer	None
Richard S. Rusin	Chief Operating Officer	None

Other Advisory Clients. Crabel does not manage any other funds with a similar investment objective and strategy as the Fund.

Wilshire Associates Incorporated and the Wilshire Agreement

The Wilshire Agreement. At a meeting of the Board held on November 18, 2020 (the “November Meeting”), the Trustees, including a majority of the Independent Trustees, voting separately, approved a new sub-advisory agreement (the “Wilshire Agreement”) with respect to the Fund between the Adviser and Wilshire, as a result of the acquisition of Wilshire by CC Capital Management LLC and Monica Holdco (US) Inc., an affiliate of Motive Partners (the “Acquisition”). The Acquisition resulted in a change of control of Wilshire and an “assignment” of the current sub-advisory agreement with Wilshire (the “Prior Wilshire Agreement”) under the 1940 Act, which automatically terminated the Prior Wilshire Agreement, dated April 26, 2017. The Wilshire Agreement became effective on December 31, 2020, the date of the Acquisition close. The Prior Wilshire Agreement was last submitted to a vote of the Fund’s shareholders on February 28, 2018, when the sole initial shareholder of the Fund approved the Prior Wilshire Agreement.

The Adviser recommended that the Board approve the Wilshire Agreement based on its evaluation of Wilshire’s long performance track record, the firm’s extensive experience in research, due diligence, selection and asset allocation of hedge funds, alternative beta strategies and liquid alternatives, and its ability to provide strategic advisory services with respect to the Fund’s asset allocation and underlying manager recommendations and selection. Additionally, the Board considered that there were no anticipated changes to (i) the senior management team of Wilshire or to the Fund’s portfolio management team; (ii) the level of services provided to the Fund by Wilshire; (iii) the sub-advisory fee rates paid to Wilshire; and (iv) the services that the Adviser currently provides to the Fund.

The Wilshire Agreement provides that Wilshire shall, subject to the supervision and oversight of the Adviser and the Board, provide non-discretionary services to the Adviser, within the parameters of the investment approach, policies, restrictions and guidelines as provided in writing by the Adviser to Wilshire from time to time, the provisions of the Wilshire Agreement, all applicable laws, rules and regulations and the Fund’s registration statement. Wilshire is responsible for assisting the Adviser in allocating the Fund’s assets among the Underlying Managers and their strategies, identifying and evaluating Underlying Managers and their strategies and providing ongoing review, analysis and reporting in connection therewith. Wilshire also generally monitors the Fund, including asset allocation, performance and performance attribution and monitors the Underlying Managers. Wilshire also provides the Adviser with access to its research relevant to the Fund, including research related to capital markets and the investment strategies of the Underlying Managers employed, or considered to be employed, by the Fund.

The Wilshire Agreement generally provides that, neither Wilshire nor any of its directors, officers, employees, agents or affiliates will be liable to the Adviser, the Trust or the Fund or its shareholders absent Wilshire’s willful misconduct, bad faith, gross negligence, reckless disregard of the obligations or duties of Wilshire, or from violation of applicable law by Wilshire or any of its directors, officers, employees, agents or affiliates. The Wilshire Agreement also generally provides for the indemnification of Wilshire from any losses from or in connection with the Wilshire Agreement, absent (i) Wilshire’s willful misconduct, bad faith, gross negligence, reckless disregard or violation of applicable law; or (ii) any material misstatement in the Fund’s registration statement, any proxy or other communication to Fund investors made by or on behalf of Wilshire. Wilshire will generally indemnify the Adviser and the Fund from and against any losses that the Adviser, the Fund, or certain affiliates may sustain as a result of Wilshire’s willful misconduct, bad faith, negligence, reckless disregard of its obligations and duties, or violation of applicable law.

The Wilshire Agreement may be terminated at any time without the payment of any penalty (i) by vote of a majority of the Board or by a vote of a majority of the outstanding voting securities of the Fund, (ii) by the Adviser on 60 days’ written notice (or immediately in the event of a material breach by Wilshire), or (iii) by Wilshire on 90 days’ written notice. The Wilshire Agreement automatically terminates in the event of its assignment or in the event that the Management Agreement is terminated.

The material terms of the Wilshire Agreement are substantially similar to the terms of the Prior Wilshire Agreement. Wilshire receives fees from the Adviser for its services out of the fees that the Fund pays to the Adviser under the Management Agreement. The Fund pays no additional fees directly to Wilshire. There was no change to the advisory fee rates payable by the Fund or the sub-advisory fee rates payable to Wilshire under the Prior Wilshire Agreement. The Fund would have paid the same amount of management fees had the Wilshire Agreement been in effect during the last fiscal year.

Information about Wilshire. Wilshire is a diversified global financial services firm that serves approximately 500 clients across more than 20 countries, with assets under advisement of approximately $83 billion as of December 31, 2020. Wilshire is registered as an investment adviser with the SEC and its principal office is at 1299 Ocean Avenue, Suite 700, Santa Monica, CA 90401. Wilshire was founded in 1972 and is comprised of four business units: Wilshire Consulting, Wilshire Funds Management, Wilshire Analytics, and Wilshire Private Markets.

Principal Executive Officers and Directors. Set forth below is a list of each executive officer and director of Wilshire indicating position(s) held with Wilshire and other business, profession, vocation or employment of a substantial nature. The address of each individual is c/o Wilshire at the address noted above.

Name	Position(s) Held with Wilshire	Other Substantial Business, Vocation or Employment
Mark Makepeace	Chief Executive Officer	-St Giles Global, General Partner and Board Member -Hang Seng Bank, Expert Advisor -Singapore Exchange Limited (SGX), Board Member -Saudi Stock Exchange (TADAWUL), Board Member

Jason Schwarz	President	-Wilshire Mutual Funds and Wilshire Variable Trust, President & Board Member

Nick Teunon	Chief Financial Officer	-St. Giles Global, Board Member

Andy Stewart	Chief Innovation Officer

-Motive Partners, Industry Partner

-TruMid, Executive Partner

-InvestCloud (formerly Finantix), Board Member

-Global Shares, Board Member

-WearSafe, Board Member

-Certrax, Board Member

-Akindred, Board Member

-SoberGrid, Board Member

-Orchard, Board Member

-Gala Partners, Managing Member

-Gala Investments, Managing Member

Jody Kochanski	Chief Technology Officer	-Motive Partners, Industry Partner -Warburg Pincus, Advisor -Paragon Data Labs, Board Member

Reza Ghassemieh	Chief Benchmark Officer	-St. Giles Global,Board Member

Other Advisory Clients. Wilshire does not provide non-discretionary sub-advisory services to any other mutual funds with a similar investment objective and strategy as the Fund.

Approval of New Sub-Advisory Agreements

Trustees’ Considerations in Approving the New Sub-Advisory Agreement with Crabel. At the November Meeting1, the Board reviewed and considered information bearing on the approval of the Crabel Agreement. Following this review, the Board, including all of the Independent Trustees voting separately, unanimously approved the Crabel Agreement for an initial two-year period.

The Independent Trustees were assisted in their review of the Crabel Agreement, and the specific factors deemed to be material to the approval of the Crabel Agreement, including the factors described below, by independent legal counsel. Before the November Meeting, independent legal counsel to the Independent Trustees sent to Crabel a request for information to be provided to the Independent Trustees in connection with their consideration of the Crabel Agreement. The Adviser and Crabel provided materials to the Board in response to that request, in addition to other information that the Adviser and/or Crabel believed would be useful in evaluating Crabel.

[1]

The Board approved reliance on relief provided by the SEC from in-person voting requirements of the 1940 Act for the November Meeting. This approval was based on the Board’s belief that, due to the circumstances related to current or potential effects of COVID-19, it was necessary and appropriate to rely on the in-person relief granted by the SEC. The Board also approved to undertake to satisfy the conditions subsequently required in the in-person relief, including ratification of these matters at the Board’s next in-person meeting.

In evaluating the Crabel Agreement, the Trustees reviewed the available information and discussed with representatives of Crabel the Fund’s operations; the nature, extent and quality of the advisory and other services to be provided by Crabel to the Fund; the management fees and total expense ratios of each class of shares of the Fund; possible economies of scale; and other benefits (in addition to advisory fee revenues) derived or potentially derived by Crabel from its relationship with the Fund. The specific information reviewed and considered by the Board included, without limitation, information about:

•	Crabel’s general qualifications to serve as sub-adviser to the Fund, including its history, organization, ownership structure, operations and financial position;

•	The services that Crabel would render to the Fund, including information relating to Crabel’s advisory, administrative and reporting capabilities; and any role in the valuation of Fund assets;

•

Key personnel of Crabel and their qualifications, abilities, education, experience and professional accomplishments; the compensation structure of the proposed portfolio managers; succession planning; and the ability of Crabel to attract and retain high-caliber professionals;

•

Crabel’s advisory experience and performance, including available performance information relevant to Crabel’s proposed management of the Fund and sources of information to be relied upon by Crabel in performing portfolio management services;

•

Crabel’s brokerage practices and portfolio transaction allocation methodology, including policies for selecting broker-dealers; Crabel’s best-execution practices; policies on allocation of portfolio securities acquisitions across accounts; research services provided by broker-dealers and soft-dollar arrangements, as applicable;

•

The terms of the Crabel Agreement and associated fees; “fall-out” and indirect benefits expected potentially to be derived by Crabel and/or its affiliates in connection with the advisory arrangement; available information on estimated profitability to Crabel resulting from the advisory relationship; the potential for economies of scale; available information on management and other fees associated with the advisory arrangement in comparison to comparable funds’ management and other fees;

•

Compliance and related matters, including Crabel’s compliance policies and procedures; specific information related to experience managing assets subject to 1940 Act regulation; risk monitoring and management, including management of cybersecurity risk; and

•	Legal matters, including any relevant litigation, investigation or examinations; potential conflicts of interest; and insurance arrangements.

At the November Meeting, there was discussion regarding each of the above items. The Independent Trustees also met in executive session to discuss these items. The Board’s considerations included the following, among others:

Nature, Extent, and Quality of the Services. The Board discussed and considered with respect to Crabel (1) information regarding personnel and their qualifications and services to be provided by Crabel, (2) historical performance information, including performance of any other relevant strategies managed by Crabel, and any investment-related resources Crabel would employ in managing the Fund’s assets; and (3) various operational considerations, including brokerage practices, compliance policies and procedures and related matters. The Board concluded that the nature, extent, and quality of the sub-advisory services to be provided by Crabel were appropriate and thus supported a decision to approve the Crabel Agreement.

Cost of Services and Profitability. In analyzing the cost of services and profitability of Crabel, the Board discussed the following factors: the proposed sub-advisory fee for managing the allocated Fund assets, including any breakpoints, discounts, exclusivity periods, or “most-favored nations” provisions, Crabel’s resources devoted to the Fund, and (where available) the information provided by Crabel regarding the profitability to Crabel from providing sub-advisory services to the Fund.

The Board reviewed the performance of Crabel’s relevant investment strategies, as well as information about the management fees typically charged for those strategies to other accounts. The Board considered the specific resources Crabel would devote to the Fund for analysis, risk management, compliance, and order execution and the extent to which Crabel’s investment process would be scalable. The Board noted that the compensation paid to Crabel would be paid by the Adviser, not the Fund, and, accordingly, that the retention of Crabel did not increase the fees or expenses otherwise incurred by the Fund’s shareholders. On the basis of the Board’s review of the fees to be charged by Crabel for investment sub-advisory services, the specialized nature of the Fund’s portfolio, and the estimated costs associated with advising with respect to or managing the portfolio, the Board concluded that the level of investment sub-advisory fees was appropriate in light of the services to be provided. It was noted that the Crabel Agreement was the result of arms-length negotiations between the Adviser and Crabel.

Economies of Scale. The Board discussed various financial and economic considerations relating to the proposed arrangement with Crabel, including the potential for economies of scale. The Board noted that while the sub-advisory fees for Crabel would not decrease as the level of portfolio assets increased, the assets to be managed by Crabel were to be relatively modest in size. The Board noted that certain Fund expenses would be subject to an expense limitation agreement and determined that because the Fund was still in its early stages of operations, it was premature to discuss changes to and/or additional breakpoints. The Board noted that it would have the opportunity to re-examine periodically whether there were any economies of scale in the operations of the Fund in the future at different asset levels, as well as the appropriateness of sub-advisory fees payable to Crabel, with respect to different asset sizes of the portfolio managed by Crabel, in the future.

Investment Performance of Crabel. The Trustees reviewed available historical investment performance generated by Crabel for its relevant investment strategies, but noted that the portion of the Fund’s assets to be managed by Crabel would be managed pursuant to a tailored investment strategy and, as a result, the Fund’s investment program and performance would differ from those of the individual strategies.

Other Benefits. The Board discussed other potential benefits that Crabel might receive from the Fund, including, potentially, an enhanced ability to obtain general research, statistical or other services that may be of value in servicing other clients, an enhanced ability to obtain more favorable execution of portfolio transactions, profits for administrative services or any enhancement of the line of financial products and services available to prospective investors. The Board noted that Crabel did not indicate that it expected to receive significant indirect or “fall-out” benefits as a result of its relationship with the Adviser or the Fund.

Conclusion. The Board considered the information that had been provided and concluded that it provided sufficient basis for taking action on the approval of the Crabel Agreement for an initial two-year period. The Board, including all of the Independent Trustees, concluded that the fees payable under the Crabel Agreement were fair and reasonable with respect to the services that Crabel would provide to the Fund and in light of the other factors described above and additional factors that the Board deemed relevant. After review and consideration of certain other terms and conditions of the Crabel Agreement, the Board concluded that the terms of the Crabel Agreement were reasonable and fair and the Board, including all of the Independent Trustees voting separately, voted to approve the Crabel Agreement for an initial term of two years. The Board noted that it would have the opportunity to periodically re-examine the terms of the Crabel Agreement in the future. The Board based its decision on an evaluation of all these factors as a whole and did not consider any one factor as all-important or controlling. The Board was assisted by the advice of independent counsel in making these determinations.

Trustees’ Considerations in Approving the New Sub-Advisory Agreement with Wilshire. At the November Meeting,2 the Board reviewed and considered information bearing on the approval of the Wilshire Agreement. Following this review, the Board, including all of the Independent Trustees voting separately, unanimously approved the Wilshire Agreement for an initial two-year period, commencing upon the close of the Acquisition.

The Independent Trustees were assisted in their review of the Wilshire Agreement, and the specific factors deemed to be material to the approval of the Wilshire Agreement, including the factors described below, by independent legal counsel. Before the November Meeting, independent legal counsel to the Independent Trustees sent to Wilshire a request for information to be provided to the Independent Trustees in connection with their consideration of the Wilshire Agreement. The Adviser and Wilshire provided materials to the Board in response to that request, in addition to other information that the Adviser and/or Wilshire believed would be useful in evaluating Wilshire. Further in connection with the approval of the Wilshire Agreement, the Board also considered the responses that Wilshire had provided to an inquiry from independent legal counsel to the Independent Trustees that covered information relating to the Acquisition, and also considered discussions it had with Wilshire personnel regarding the Acquisition.

In evaluating the Wilshire Agreement, the Trustees reviewed the available information and discussed with representatives of Wilshire the Fund’s operations; the nature, extent and quality of the advisory and other services to be provided by Wilshire to the Fund; the management fees and total expense ratios of each class of shares of the Fund; possible economies of scale; and other benefits (in addition to advisory fee revenues) derived or potentially derived by Wilshire from its relationship with the Fund. The specific information reviewed and considered by the Board included, without limitation, information about:

•

Wilshire’s general qualifications to serve as sub-adviser to the Fund, including its history, organization, ownership structure, operations and financial position, including following the close of the Acquisition;

•	The services that Wilshire would render to the Fund, including information relating to Wilshire’s advisory, administrative and reporting capabilities; and any role in the valuation of Fund assets;

•

Key personnel of Wilshire and their qualifications, abilities, education, experience and professional accomplishments; the compensation structure of the proposed portfolio managers; succession planning; and the ability of Wilshire to attract and retain high-caliber professionals;

•

Wilshire’s advisory experience and performance, including available performance information relevant to Wilshire’s management of the Fund and sources of information to be relied upon by Wilshire in performing asset allocation and manager research services for the Fund;

•

The terms of the Wilshire Agreement and associated fees; “fall-out” and indirect benefits expected potentially to be derived by Wilshire and/or its affiliates in connection with the advisory arrangement; available information on estimated profitability to Wilshire resulting from the advisory relationship; the potential for economies of scale; available information on management and other fees associated with the advisory arrangement in comparison to comparable funds’ management and other fees, if any;

•

Compliance and related matters, including Wilshire’s compliance policies and procedures; specific information related to experience managing assets subject to 1940 Act regulation; risk monitoring and management, including management of cybersecurity risk; and

•	Legal matters, including any relevant litigation, investigation or examinations; potential conflicts of interest; and insurance arrangements.

[2]

The Board approved reliance on relief provided by the SEC from in-person voting requirements of the 1940 Act for the November Meeting. This approval was based on the Board’s belief that, due to the circumstances related to current or potential effects of COVID-19, it was necessary and appropriate to rely on the in-person relief granted by the SEC. The Board also approved to undertake to satisfy the conditions subsequently required in the in-person relief, including ratification of these matters at the Board’s next in-person meeting.

At the November Meeting, there was discussion regarding each of the above items. The Independent Trustees also met in executive session to discuss these items. The Board’s considerations included the following, among others:

Nature, Extent, and Quality of the Services. The Board discussed and considered with respect to Wilshire (1) information regarding personnel and their qualifications and services to be provided by Wilshire upon closing of the Acquisition; (2) historical performance information of the Fund, and any investment-related resources Wilshire would employ in managing the Fund’s assets; and (3) various operational considerations, including compliance policies and procedures and related matters. The Board noted Wilshire’s representations that there have been no material changes, nor any anticipated changes, to the services provided to the Fund, and its representation that the Acquisition would not impact Wilshire’s investment capacity or function. The Board concluded that the nature, extent, and quality of the sub-advisory services to be provided by Wilshire upon closing the Acquisition were appropriate and thus supported a decision to approve the Wilshire Agreement.

Cost of Services and Profitability. In analyzing the cost of services and profitability of Wilshire, the Board discussed the following factors: the proposed sub-advisory fee for managing Fund assets, noting that there were no proposed changes to such fees from the Prior Wilshire Agreement, including any breakpoints, discounts, exclusivity periods, or “most-favored nations” provisions, Wilshire’s resources devoted to the Fund, and (where available) the information provided by Wilshire regarding the profitability to Wilshire from providing sub-advisory services to the Fund, noting that any such information may not be reflective of Wilshire’s profitability following the close of the Acquisition.

The Board noted that Wilshire does not serve as non-discretionary sub-adviser to any comparable mutual funds or accounts. The Board considered the specific resources Wilshire would devote to the Fund for analysis, risk management, compliance, and order execution and the extent to which Wilshire’s investment process would be scalable. The Board noted that the compensation paid to Wilshire would continue to be paid by the Adviser, not the Fund, and, accordingly, that the retention of Wilshire did not increase the fees or expenses otherwise incurred by the Fund’s shareholders. On the basis of the Board’s review of the fees to be charged by Wilshire for investment sub-advisory services, the specialized nature of the Fund’s portfolio, and the estimated costs associated with advising with respect to or managing the portfolio, the Board concluded that the level of investment sub-advisory fees was appropriate in light of the services to be provided. It was noted that the Wilshire Agreement was the result of arms-length negotiations between the Adviser and Wilshire.

Economies of Scale. The Board discussed various financial and economic considerations relating to the proposed arrangement with Wilshire, including the potential for economies of scale. The Board noted that, consistent with the Prior Wilshire Agreement, the sub-advisory fees payable to Wilshire would decrease as the level of portfolio assets increased. The Board noted that certain Fund expenses would be subject to an expense limitation agreement and that it would have the opportunity to re-examine periodically whether there were additional economies of scale in the operations of the Fund in the future at different asset levels, as well as the appropriateness of sub-advisory fees payable to Wilshire in the future.

Investment Performance of Wilshire. The Trustees reviewed historical investment performance generated by Wilshire for the Fund and discussed such performance in light of current market conditions.

Other Benefits. The Board discussed other potential benefits that Wilshire might receive from the Fund, including, potentially, an enhanced ability to obtain general research, statistical or other services that may be of value in servicing other clients, an enhanced ability to obtain more favorable execution of portfolio transactions, profits for administrative services or any enhancement of the line of financial products and services available to prospective investors. The Board concluded that other benefits derived by Wilshire from its relationship with the Adviser or the Fund, to the extent such benefits were identifiable or determinable, were reasonable and fair, resulted from the provision of appropriate services to the Fund and investors therein, and were consistent with industry practice and the best interests of the Fund and its shareholders.

Conclusion. The Board considered the information that had been provided and concluded that it provided sufficient basis for taking action on the approval of the Wilshire Agreement for an initial two-year period, commencing upon the close of the Acquisition. The Board, including all of the Independent Trustees, concluded that the fees payable under the Wilshire Agreement were fair and reasonable with respect to the services that Wilshire would provide to the Fund and in light of the other factors described above and additional factors that the Board deemed relevant. The Board considered that there were no changes in the extent or type of services that Wilshire proposes to render upon closing of the Acquisition and, as noted above, the amount to be paid under the Wilshire Agreement with that under the Prior Wilshire Agreement. In this regard, the Board in particular noted that the principal terms of the Wilshire Agreement are substantially identical to the Prior Wilshire Agreement. After review and consideration of certain other terms and conditions of the Wilshire Agreement, the Board concluded that the terms of the Wilshire Agreement were reasonable and fair and the Board, including all of the Independent Trustees voting separately, voted to approve the Wilshire Agreement for an initial term of two years, commencing upon the close of the Acquisition. The Board noted that it would have the opportunity to periodically re-examine the terms of the Wilshire Agreement in the future. The Board based its decision on an evaluation of all these factors as a whole and did not consider any one factor as all-important or controlling. The Board was assisted by the advice of independent counsel in making these determinations.

Additional Information

Management and Sub-Advisory Fees. For the fiscal year ended December 31, 2020, the Fund paid management fees to the Adviser, and the Adviser paid sub-advisory fees to the Sub-Advisers, in the aggregate amounts and as a percentage of the Fund’s average daily net assets, set forth in the chart below.

Management Fees Paid to by the Adviser by the Fund		Sub-Advisory Fees Paid to Sub-Advisers by the Adviser

$2,277,651	1.32%	$1,209,001	0.70%

*	The Adviser accrued $2,157,340 in management fees, which the Adviser contractually agreed to waive for the fiscal year ended December 31, 2020.
**

The Sub-Advisers accrued $1,306,472 in sub-advisory fees for the fiscal year ended December 31, 2020. The amount above includes fees that were accrued by the Sub-Advisers during the fiscal year ended December 31, 2020, but were paid to the Sub-Advisers during the fiscal year ended December 31, 2020.

Security Ownership of Management. The Trustees and officers, as a group, beneficially owned approximately 1.44% of the Fund’s outstanding securities as of March 19, 2021.

Name of Beneficial Owner	Class A	Class I
Michael Forman & David Adelman (Jointly Held)	0.09%	0.14%
David Adelman	0%	0.9%
Scott Tarte	0%	0.09%
Philip Hughes	0%	0.21%

For the fiscal year ended December 31, 2020, FS Investment Solutions, LLC, a registered broker-dealer and an affiliate of the Adviser, received $10,086.01 in dealer-manager fees from the Fund, which amounted to 15.14% of the Fund’s aggregate brokerage commissions. No other brokerage commissions were paid by the Fund to any direct or indirect affiliated persons (as defined in the 1940 Act) of the Fund for the fiscal year ended December 31, 2020.

Information About the Distributor and Administrator. ALPS Distributors, Inc., 1290 Broadway, Suite 1100, Denver, Colorado 80203, serves as the Fund’s distributor. Pursuant to an administration agreement, the Adviser serves as administrator to the Fund.

Shareholder Reports. You can request to receive a copy of the Fund’s most recent annual or semi-annual reports, free of charge, by contacting your plan sponsor, broker-dealer, or financial intermediary, or by contacting a Fund representative at 1-877-628-8575, or c/o FS Fund Advisor, LLC, 201 Rouse Boulevard, Philadelphia, PA 19112.

Share Ownership Information. As of March 19, 2021 the record date for shareholders receiving this Information Statement, the Fund had 634,951.982 Class A shares and 10,984,144.273Class I shares outstanding.

As of the same date, the names and share ownership of the entities or individuals that held of record or beneficially owned 5% or more of the outstanding shares of the Fund were as follows:

Entity or Individual	Number of Shares	Total % of Classes	Class A	Class I
National Financial Services LLC	5,616,052	48.33%	28.14%	49.50%
LPL Financial	2,140,798	18.42%	13.28%	18.72%
Charles Schwab & Co., Inc.	1,653,381	14.23%	24.83%	13.62%
Pershing LLC	815,466	7.02%	23.77%	6.05%
TD Ameritrade Clearing, Inc.	854,256	7.35%	7.06%	7.37%

Multiple Shareholders in a Household. If you are a member of a household in which multiple shareholders of the Fund share the same address, and the Fund or your broker or bank (for “street name” accounts) has received consent to household material, then the Fund or your broker or bank may have sent to your household only one copy of this Information Statement, unless the Fund or your broker or bank previously received contrary instructions from a shareholder in your household. If you are part of a household that has received only one copy of this Information Statement, the Fund will deliver promptly a separate copy of this Information Statement to you upon written or oral request. To receive a separate copy of this Information Statement, or if you would like to receive a separate copy of future information statements, proxy statements, prospectuses or annual reports, please contact a Fund representative by calling 1-877-628-8575, by mail at FS Series Trust, 201 Rouse Boulevard, Philadelphia, Pennsylvania 19112 or contract your service agent. On the other hand, if you are now receiving multiple copies of these documents and would like to receive a single copy in the future, please contact the Trust at the telephone number or address stated above. If your shares are held in street name, please contact your broker or bank.

Shareholder Proposals. The Fund only expects to hold shareholder meetings to the extent required by the 1940 Act or pursuant to special meetings called by the Board or a majority of shareholders, or in the future in compliance with the requirements of any exchange on which shares may be listed in the future. As a shareholder, you are entitled to one vote for each whole dollar and a proportionate fractional vote for each fractional dollar of net asset value of the Fund that you own. Generally, all series of the Trust and all share classes vote together as a single group, except where a separate vote of one or more funds or classes is required by law or where the interests of one or more funds or classes are affected differently from other funds or classes. Shares of all series of the Trust have noncumulative voting rights, which means that the holders of more than 50% of the value of shares of all series of the Trust voting for the election of Trustees can elect 100% of the Board if they choose to do so. In such event, the holders of the remaining value of shares will not be able to elect any Trustees.

FS SERIES TRUST

201 Rouse Boulevard

Philadelphia, Pennsylvania 19112

1-877-628-8575

IMPORTANT NOTICE OF INTERNET AVAILABILITY OF INFORMATION STATEMENT

This communication presents only an overview of the Information Statement that is available to you on the internet relating to the FS Multi-Strategy Alternatives Fund (the “Fund”), a series of FS Series Trust (the “Trust). We encourage you to access and review all of the important information contained in the Information Statement.

The following material is available for view: Information Statement.

The Information Statement describes a recent underlying manager change relating to the Fund and the approval by the Board of Trustees of the Trust (the “Board”) of a new sub-advisory agreement with Wilshire Associates Incorporated (“Wilshire”), current sub-adviser to the Fund. Specifically, the Board approved (i) the appointment of Crabel Capital Management, LLC as an underlying manager to the Fund, effective January 22, 2021; and (ii) a new sub-advisory agreement with Wilshire, effective as of January 8, 2021, as a result of a change of control of Wilshire.

The Trust has received an exemptive order (the “Order”) from the U.S. Securities and Exchange Commission that allows certain sub-adviser changes to be made without shareholder approval. The Order instead requires that an information statement be sent to shareholders of the Fund. In lieu of physical delivery of the Information Statement, the Fund will make the Information Statement available to you on the Trust’s website.

This Notice of Internet Availability of the Information Statement is being mailed on or about April 8, 2021 to shareholders of record of the Fund as of March 19, 2021. The Information Statement will be available on the Trust’s website at www.fsinvestments.com/investments/funds/fs-multi-strategy-i until July 7, 2021. A paper or e-mail copy of the Information Statement may be obtained, without charge, by contacting the Trust at 1-877-628-8575 or sending an e-mail to service@fsinvestments.com.

If you want to receive a paper or e-mail copy of the Information Statement, you must request one. A copy of the Information Statement may be obtained upon request and without charge. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.